Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Standish, Ayer & Wood Investment Trust:
Standish Fixed Income Fund, Standish International Fixed Income Fund, Standish International Fixed Income Fund II, Standish Global Fixed Income Fund, Standish Short-Term Fixed Income Fund, Standish Short-Term Asset Reserve Fund, Standish Investment Grade Bond Fund, Standish Opportunistic Emerging Markets Debt Fund, Standish Opportunistic High Yield Fund and Standish High Yield Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Auditors" and "Experts and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 28, 2004